Exhibit 10.3

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”), dated as of November 15, 2011, by and among Aquilex Holdings LLC (“Holdings”) and Aquilex Finance Corp. (together with Holdings, the “Issuers”), each of the undersigned entities listed as guarantors (collectively, the “Guarantors”, and collectively with the Issuers, the “Note Parties”), and each of the undersigned beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners of the Notes (as defined below) (collectively, the “Holders”).

W I T N E S S E T H:

WHEREAS, the Issuers, the Guarantors and Wilmington Trust FSB, as Trustee (the “Trustee”) have entered into that certain Indenture (as amended, modified or supplemented prior to the date hereof, the “Indenture”), dated as of December 23, 2009, in respect of the Issuers’ $225,000,000 principal amount of 11.125% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Holders collectively hold more than $147,500,000 in aggregate principal amount of the Notes, representing more than 65% of the aggregate principal amount of the Notes outstanding, and have formed an ad hoc committee (the “Ad Hoc Committee”), for the purposes of entering into restructuring discussions with the Note Parties, and have retained Stroock & Stroock & Lavan LLP (“Stroock”) as restructuring counsel and Houlihan Lokey Capital, Inc. as financial advisor (“Houlihan”, and together with Stroock, the “Advisors”) in connection with a potential restructuring of the Note Parties;

WHEREAS, the Issuers might not make the interest payment due on December 15, 2011 on the Notes pursuant to the Indenture, such failure constitutes a Default under the Indenture, and the failure to make such payment within 30 days of such date, together with interest on such defaulted interest pursuant to Section 6.01(1) of the Indenture and the Notes shall constitute an Event of Default under the Indenture (the “Specified Default”) and shall permit the Trustee or the Holders of at least twenty-five percent (25%) of the outstanding principal amount of the Notes to accelerate the maturity of the Notes, declare all amounts under the Notes and the Indenture immediately due and payable, and exercise all other rights and remedies available under the Indenture;

WHEREAS, the Note Parties have requested that the Holders, and the Holders have agreed to, subject to the terms and conditions set forth herein, temporarily forbear from exercising their rights and remedies under the Indenture and the Notes and from directing the Trustee to exercise any such rights and remedies under the Indenture or the Notes on the Holders’ behalf, with respect to the Specified Default;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning attributed to such term in the Indenture. Each of the following capitalized terms shall have the meaning set forth below:

1.1 “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

1.2 “First Lien Agent” means Royal Bank of Canada, as administrative agent and collateral agent under the First Lien Credit Agreement, together with its successors and permitted assigns.

1.3 “First Lien Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 1, 2010, by and among Holdings, as Borrower, the First Lien Agent and the First Lien Lenders and other parties thereto, as amended on February 28, 2011, October 13, 2011 and on November 15, 2011.

1.4 “First Lien Existing Defaults” means those certain defaults or events of default under the First Lien Credit Agreement that are the subject of the First Lien Forbearance Agreement (as may be amended).

1.5 “First Lien Forbearance Agreement” means that certain forbearance agreement, dated as of October 13, 2011, by and among the Borrower, the First Lien Agent and the First Lien Lenders, as amended on November 15, 2011.

1.6 “First Lien Lenders” means the lenders party to the First Lien Credit Agreement.

1.7 “Forbearance Effective Date” means the date on which each of the conditions to the effectiveness of this Agreement specified in Section 3 of this Agreement is satisfied.

1.8 “Forbearance Period” means the period beginning on the Forbearance Effective Date and ending on the Forbearance Termination Date.

1.9 “Forbearance Termination Date” means the earliest to occur of any of the Forbearance Termination Events.

1.10 “Forbearance Termination Events” means any of the following events:

(a) February 3, 2012;

(b) The termination of the First Lien Forbearance Agreement, as currently in effect or as may be amended;

(c) the acceleration of the maturity of any obligations under the First Lien Credit Agreement or the occurrence of an Event of Default (as defined in the First Lien Credit Agreement) under the First Lien Credit Agreement, other than the First Lien Existing Defaults; provided, however, that notwithstanding the foregoing, if the Event of Default (as defined in the First Lien Credit Agreement) that occurs is an Event of Default under Section 9.01(e) of the First Lien Credit Agreement that is triggered by a default under Section 6.20 or Section 6.21(a), (b), (c) or (d) of the Second Lien Credit Agreement (and is not otherwise a default under the First Lien Credit Agreement), then for so long as neither the Second Lien Agent nor the Second Lien Lenders have accelerated the loans under the Second Lien Credit Agreement and no Second Lien Claimholder (as defined in the Intercreditor Agreement) is taking any Enforcement Action (as defined in the Intercreditor Agreement) such Event of Default shall not constitute a Forbearance Termination Event unless such default under the Second Lien Credit Agreement remains outstanding on the third Business Day following the date of such default;

(d) the occurrence of any Event of Default under the Indenture other than the Specified Default;

(e) the filing or commencement of (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any of the Note Parties (or any Significant Subsidiary thereof); (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any of the Note Parties (or any Significant Subsidiary thereof) or with respect to a material portion of their respective assets; (iii) any liquidation, dissolution, reorganization or winding up of any of the Note Parties (or any Significant Subsidiary thereof) whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any of the Note Parties (or any Significant Subsidiary thereof);

(f) the failure of any representation or warranty made by the Note Parties in this Agreement to be true and complete in any material respect as of the date when made or any other breach in any material respect of such representation or warranty;

(g) the breach or failure of any of the Note Parties to comply with any term, condition, covenant or agreement set forth in this Agreement;

(h) the breach or failure of the Note Parties to comply with Section 6(f) of this Agreement (and upon such failure, the Note Parties agree that, in addition to the occurrence of a Forbearance Termination Event and without waiver of any of the rights or remedies that the Holders may otherwise have under this Agreement, the Indenture or the Notes as a result thereof, the Holders shall also have the right to file a press release generally describing the existence of this Agreement and its terms (and the Holders shall have no liability to the Note Parties arising therefrom));

(i) the taking of any action by any of the Note Parties in any manner to repudiate or assert a defense to any obligation under this Agreement, the Indenture, the Notes, the Second Lien Credit Agreement or any documents or instruments related to any of the foregoing, or the assertion of any claim or cause of action against, or the commencement by any of the Note Parties of any legal proceedings in any court or governmental body of competent jurisdiction seeking any legal or injunctive remedy against the Trustee or the Holders relating in any way thereto;

(j) the acceleration of the maturity of any obligations under the Second Lien Credit Agreement or the occurrence of an Event of Default (as defined in the Second Lien Credit Agreement) under the Second Lien Credit Agreement, without regard to whether or not the administrative agent, collateral agent and/or lenders under the Second Lien Credit Agreement are the subject of any standstill period; provided, however, that notwithstanding the foregoing, if the Event of Default (as defined in the Second Lien Credit Agreement) that occurs is an Event of Default under Section 6.20 or Section 6.21(a), (b), (c) or (d) of the Second Lien Credit Agreement, then for so long as neither the Second Lien Agent nor the Second Lien Lenders have accelerated the loans under the Second Lien Credit Agreement and no Second Lien Claimholder (as defined in the Intercreditor Agreement) is taking any Enforcement Action (as defined in the Intercreditor Agreement) such Event of Default shall not constitute a Forbearance Termination Event unless such default under the Second Lien Credit Agreement remains outstanding on the third Business Day following the date of such default; or

(k) the making of any payment in respect of the First Lien Credit Agreement (other than regularly scheduled payments of interest, the regularly scheduled payment of principal due on December 31, 2011 and the reasonable fees and expenses of one counsel, one local counsel and one financial advisor to the holders of first lien debt), the making of any payment to the Sponsor of any management fees, reimbursement of expenses or other amounts, or the declaration, issuance or payment of any dividend, distribution or other payment to Aquilex Acquisition Sub III, LLC or any of its affiliates (other than the Note Parties) on account of any equity interest, membership interest or partnership interest.

1.11 “Intercreditor Agreement” means that certain intercreditor agreement, dated as of November 15, 2011, by and among Holdings, the First Lien Agent and the Second Lien Agent, as such may be amended, modified or supplemented from time to time.

1.12 “Majority Holders” means Holders of Notes that hold at least a majority in principal amount outstanding of the Notes held by all of the Holders in the aggregate.

1.13 “Remedial Action” means any action to direct enforcement of any of the rights and remedies available to the Holders or the Trustee under the Indenture or the Notes, including, without limitation, any action to accelerate, or join in any request for acceleration of, the Notes.

1.14 “Second Lien Credit Agreement” means that certain Credit Agreement, dated as of November 15, 2011, by and among Holdings, as Borrower, U.S. Bank National Association, as Administrative Agent and Collateral Agent, and the lenders and other parties thereto, as such may be amended, modified or supplemented from time to time.

1.15 “Second Lien Agent” means U.S. Bank National Association, as administrative agent and collateral agent under the Second Lien Credit Agreement, together with its successors and permitted assigns.

1.16 “Second Lien Lenders” means the lenders party to the Second Lien Credit Agreement.

1.17 “Sponsor” means the Ontario Teachers’ Pension Plan Board and its affiliates and funds or partnerships managed by it or any of its affiliates, but not including, however, any of their portfolio companies.

SECTION 2. Forbearance. Subject to, and effective as of, the Forbearance Effective Date:

(a) Each Holder hereby agrees that during the Forbearance Period it will not (x) take any Remedial Action under the Notes or the Indenture solely with respect to the Specified Default or (y) sell, pledge, hypothecate or otherwise transfer any Notes, except to (A) a purchaser or other entity who agrees in writing with the transferor (with a copy to and for the benefit of the Note Parties) prior to such transfer to be bound by all of the terms of this Agreement with respect to the relevant Notes being transferred to such purchaser, (B) a party who is already a signatory hereto, or (C) an any entity that, as of the date hereof, was, and as of the date of transfer, continues to be an entity that controls, is controlled by or is under common control with the transferor, provided, however, that such entity shall automatically be subject to the terms of this Agreement and deemed a party hereto. This Agreement shall in no way be construed to preclude any Holder from acquiring additional Notes to the extent permitted by applicable law. However, such Holder shall, automatically and without further action, remain subject to this Agreement with respect to any Notes so acquired. The foregoing limited forbearance shall not be construed to impair the ability of the Holders or the Trustee to exercise any rights or remedies under the Indenture or take any Remedial Action at any time after the Forbearance Period (regardless of whether or not such Remedial Action is related to actions taken or payments received during the Forbearance Period), or during the Forbearance Period for Defaults or Events of Default other than the Specified Default, and, except as provided herein, nothing shall restrict, impair or otherwise affect the exercise of the Holders’ rights under this Agreement, the Indenture or the Notes.

(b) Unless earlier terminated in accordance with the terms of this Agreement, the Holders’ agreements, as provided herein, shall immediately terminate without requirement for any notice, demand or presentment of any kind on the Forbearance Termination Date, and the Note Parties at that time shall be obligated to comply with and perform all terms, conditions and provisions of the Indenture and the Notes without giving effect to the forbearance set forth herein, and the Trustee and the Holders may at any time thereafter proceed to exercise any and all of their rights and remedies, including without limitation, their rights and remedies in connection with the Specified Default and any other Defaults or Events of Default under the Indenture or rights under this Agreement.

(c) The Holders hereby request that the Trustee not take any Remedial Action with respect to the Specified Default during the Forbearance Period. In the event that the Trustee takes any action to declare all of the Notes immediately due and payable pursuant to Section 6.02 of the Indenture during the Forbearance Period solely due to the Specified Default, the Holders agree to promptly rescind and cancel such acceleration in accordance with and subject to Section 6.02 of the Indenture.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions:

(a) the Holders representing at least 65% of the outstanding principal amount of the Notes shall have executed this Agreement;

(b) the Holders shall have received from the Issuers a duly executed counterpart of this Agreement from each of the Note Parties;

(c) no Default or Event of Default under the Indenture shall have occurred or be continuing as of the Forbearance Effective Date, other than the Specified Default;

(d) the Note Parties shall have entered into the Second Lien Credit Agreement and all documents related thereto, including an intercreditor agreement, side letter, and an amendment to each of the First Lien Credit Agreement and the First Lien Forbearance Agreement, each of which shall be in form and substance acceptable to the Majority Holders and shall be in full force and effect; and

(e) the Note Parties shall have paid all reasonable fees, costs and expenses of the Holders in connection with the preparation, execution and delivery of this Agreement, including, without limitation, the reasonable fees, costs and expenses of (i) Stroock as counsel for the Ad Hoc Committee, Kirkland & Ellis LLP as counsel for one of the Holders, and any local counsel reasonably required to be retained by either firm, and (ii) Houlihan, the Ad Hoc Committee’s financial advisor, in accordance with the engagement letter with the Note Parties dated as of September 9, 2011.

SECTION 4. Representations and Warranties of the Note Parties. In order to induce the Holders to enter into this Agreement, the Note Parties hereby represent and warrant to the Holders that:

(a) As of the date hereof, no Event of Default has occurred and is continuing under the Indenture (it being understood that the Specified Default may occur);

(b) The Note Parties have the power and authority to execute, deliver and perform this Agreement;

(c) The Note Parties have taken all necessary action (including, without limitation, obtaining approval of its members, managers, directors or partners, as applicable, if necessary) to authorize its execution, delivery and performance of this Agreement;

(d) No consent, approval or authorization of, or declaration or filing with, any governmental authority, and no consent of any other Person, is required in connection with any of the Note Parties’ execution, delivery and performance of this Agreement, except for those already duly obtained;

(e) This Agreement has been duly executed and delivered by the Note Parties and constitutes the legal, valid and binding obligation of the Note Parties, enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law);

(f) Each of the Note Parties’ execution, delivery or performance of this Agreement does not contravene, result in a breach of, or violate (i) any provision of any Note Party’s corporate charter, bylaws, operating agreement, or other governing documents, (ii) any applicable law or regulation, or any order or decree of any court or government instrumentality or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Note Party is a party or by which any Note Party or any of its property is bound; and

(g) The Note Parties acknowledge that the Holders have made no assurances whatsoever concerning any possibility of any extension of the Forbearance Period, any other forbearance or similar arrangement or any other limitations on the exercise of their rights, remedies and privileges under or otherwise in connection with the Indenture and/or applicable law.

SECTION 5. Representation of the Holders. Each Holder severally (but not jointly) represents that, as of the date hereof, it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the aggregate principal amount of the Notes set forth on the signature page hereof beneath its name.

SECTION 6. Covenants. The parties hereto hereby agree to comply with the following terms, conditions and covenants, from and after the Forbearance Effective Date, in each case notwithstanding any provision to the contrary set forth in the Indenture or the Notes:

(a) The Issuers will work cooperatively with the Holders who have entered into confidentiality agreements with Holdings (the “Restricted Holders”) and the Advisors, including participating in bi-weekly update calls with such Restricted Holders and the Advisors, and other calls on an as requested basis;

(b) The Issuers shall deliver to the Advisors and the Restricted Holders a weekly cash flow forecast on a 13 week basis and provide weekly updates and variance reporting by the close of business of each Thursday; provided that such cash flow forecast shall be in the form previously provided to Houlihan and such variance reporting shall be in a form reasonably acceptable to Houlihan;

(c) The Note Parties shall (A) give the Restricted Holders, the Advisors and their representatives reasonable access during normal business hours to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, and books and records of the Note Parties, (B) furnish to the Restricted Holders and the Advisors and their representatives such other financial, operating and property related data or other information as such persons reasonably request, (C) instruct the Note Parties’ employees and financial advisors to cooperate reasonably with the Restricted Holders, the Advisors and their representatives in respect of the aforementioned clauses (A) and (B) and, in furtherance thereof, the Note Parties each authorize those representatives of Rothschild Inc. and Alvarez & Marsal (collectively, the “Financial Advisors”) to disclose fully and promptly, after discussion with the Board of Directors of Aquilex Corporation, to the Advisors and their representatives all material developments in connection with the efforts of the Note Parties and the Financial Advisors to restructure and/or repay the Notes;

(d) Notwithstanding the foregoing, if the Note Parties determine that any information required to be delivered under clauses (i) through (iii) above is material non- public information within the meaning of Regulation FD of the Securities Exchange Act of 1934, as amended (“MNPI”), the Note Parties shall not be obligated to deliver any such MNPI to any Restricted Holder unless and until, such Restricted Holder has executed a confidentiality agreement under which such recipient has agreed to hold as confidential, subject to customary exceptions, and not disclose, subject to customary exceptions, any such MNPI for a period ending no earlier than April 11, 2013 (which confidentiality agreement shall contain confidentiality arrangements substantially similar to the arrangements set forth in those certain confidentiality agreements between Holdings and Centerbridge Advisors II, LLC, dated as of October 13, 2011, and Holdings and Redwood Capital Management, LLC, dated as of October 17, 2011, other than with respect to the release date of April 11, 2013);

(e) The Note Parties shall pay all reasonable fees and expenses of (i) the Ad Hoc Committee’s financial advisor, Houlihan, in accordance with the engagement letter with the Note Parties dated as of September 9, 2011, and (ii) Stroock, as counsel to the Ad Hoc Committee, and Kirkland & Ellis LLP, as counsel to one of the Holders, (as well as any local counsel reasonably required to be retained by either firm), including out-of-pocket expenses, on a monthly basis; and

(f) Within two (2) business days after the Forbearance Effective Date, the Issuers shall file or cause to be filed a Form 8-K with the U.S. Securities and Exchange Commission, generally describing the existence of this Agreement and its terms (and the Issuers hereby acknowledge and agree that, upon a failure of the Note Parties to comply with this Section 6(f), the Holders shall have the right to disseminate a press release generally describing the existence of this Agreement and its terms and shall have no liability to the Note Parties arising therefrom).

SECTION 7. Effect on the Indenture and the Notes. Except as specifically and expressly set forth above, all of the terms of the Indenture shall remain unchanged and in full force and effect. Except as specifically and expressly set forth herein, each Holder’s execution of this Agreement shall not constitute (i) a waiver of any of the rights or remedies of such Holder or the Trustee under the Indenture, including, but not limited to, any rights or remedies with respect to the Specified Default and right to receive default interest pursuant to Section 2.11 of the Indenture, which shall continue in existence subject only to the Holders’ agreement, as set forth in this Agreement, not to take any of the actions set forth in Section 2(a) hereof based upon the Specified Default during the Forbearance Period, (ii) a waiver, forbearance or other indulgence with respect to any other Default or Event of Default now existing or hereafter arising under the Indenture, (iii) an amendment, modification or waiver of any provision of the

Indenture or the Notes, or (iv) a consent to any restructuring transaction. For the avoidance of doubt, notwithstanding the provisions contained in this Agreement, all covenants and obligations of the Issuers and the Guarantors under the Indenture following the occurrence of a Default and/or Event of Default (including the Specified Default) under the Indenture shall remain unchanged and in full force and effect.

SECTION 8. Confidentiality. Each of the Note Parties and each Holder (and their respective successors and permitted assigns) shall not publicly disclose signature pages to this Agreement or any other provision of this Agreement that discloses the Holders’ holdings or otherwise disclose the Holders’ holdings information (collectively, the “Holder Information”) except: (1) in any legal proceeding relating to this Agreement; provided that the relevant Note Party and/or Holder, as applicable, shall use their reasonable best efforts to maintain the confidentiality of such Holder Information in the context of any such proceeding; (2) to the extent required by law; and (3) in response to a subpoena, discovery request, or a request from a government agency, regulatory authority or securities exchange for information regarding Holder Information or the information contained therein; provided that in the case of clauses (2) and (3) above, the disclosing party provides notice to the applicable Holder, promptly upon receipt of the subpoena or request, unless such notice would be prohibited by law. If the applicable Holder wishes to oppose the production of such information, it may do so at its own expense. Responding to any such subpoena or other request, after providing notice as set forth herein, shall not be deemed to be a breach of any provision of this Agreement. Notwithstanding anything to the contrary in this Section 8, the Note Parties may: (i) disclose the aggregate principal amount of Notes held by the Holders executing this Agreement, taken as a whole; and (ii) provide the Trustee with the executed copy of this Agreement that includes the individual signature pages of each of the Holders, but only in the event that the Note Parties first obtain the Trustee’s consent not to publicly disclose any information relating to the individual holdings of each Holder.

SECTION 9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or otherwise transmitted or communicated by e-mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10. Integration. This Agreement and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Upon the effectiveness of this Agreement as set forth in Section 3 hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 11. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, and any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, in each case, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon any such determination of invalidity, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 12. Assignments/Third-Party Beneficiaries. No Person other than the parties hereto and their permitted successors and assigns shall have any rights hereunder or be entitled to rely on this Agreement and all other third-party beneficiary rights are hereby expressly disclaimed. None of the Note Parties shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Majority Holders.

SECTION 13. Amendments. No amendment, modification or waiver of the terms of this Agreement shall be effective except in a writing signed by the Note Parties and the Majority Holders; provided, however, that no amendment, modification or waiver of clause (a) or clause (e) of the definition of Forbearance Termination Events shall be effective except in a writing signed by the Note Parties and each of the Holders; provided further, that no amendment, modification or waiver to this Agreement that imposes any financial commitment or additional obligations upon any Holder shall be effective except in a writing signed by the Note Parties and each affected Holder.

SECTION 14. Governing Law. This Agreement shall be governed by and be construed and enforced in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law.

SECTION 15. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

SECTION 16. Waiver and Release in favor of the Holders. TO INDUCE THE HOLDERS TO AGREE TO THE TERMS OF THIS AGREEMENT, AND IN CONSIDERATION OF, AMONG OTHER THINGS, THE HOLDERS’ EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE NOTE PARTIES, ON BEHALF OF ITSELF AND ITS AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, ADVISORS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASORS”), HEREBY REPRESENTS AND WARRANTS THAT, AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO CLAIMS, COUNTERCLAIMS, CAUSES OF ACTION, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR DEMANDS OF ANY KIND OR NATURE, WHETHER IN LAW OR EQUITY, BASED ON FACTS EXISTING ON OR BEFORE THE FORBEARANCE EFFECTIVE DATE, THAT RELATE TO (I) THE NOTES, THE INDENTURE OR ANY DOCUMENTS RELATED THERETO, (II) ANY TRANSACTION, ACTION OR OMISSION CONTEMPLATED THEREBY OR HEREBY, OR (III) ANY ASPECT OF THE DEALINGS OR RELATIONSHIPS BETWEEN OR AMONG ANY OR ALL OF RELEASORS, ON THE ONE HAND, AND ANY OR ALL OF

THE RELEASED PARTIES (AS DEFINED BELOW), ON THE OTHER HAND, RELATING TO ANY OF THE FOREGOING (COLLECTIVELY, THE “RELEASED CLAIMS”) AGAINST ANY OR ALL OF THE TRUSTEE OR THE HOLDERS, TOGETHER WITH EACH OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS AND “CONTROLLING PERSONS” (WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS), OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND OTHER REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”).

IN ADDITION, EACH OF THE RELEASORS HEREBY:

(a) WAIVES ANY AND ALL SUCH RELEASED CLAIMS AGAINST THE RELEASED PARTIES; AND

(b) RELEASES AND DISCHARGES EACH OF THE RELEASED PARTIES FROM ANY AND ALL RELEASED CLAIMS, AND AGREES THAT IT WILL NOT SUE ANY RELEASED PARTY ON THE BASIS OF ANY RELEASED CLAIM PURSUANT TO THIS SECTION 16. IF ANY OF THE NOTE PARTIES VIOLATES THE FOREGOING COVENANT, THE NOTE PARTIES, EACH FOR ITSELF AND ITS SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES, AGREES TO PAY, IN ADDITION TO SUCH OTHER DAMAGES AS ANY RELEASED PARTY MAY SUSTAIN AS A RESULT OF SUCH VIOLATION, ALL REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED BY ANY RELEASED PARTY AS A RESULT OF SUCH VIOLATION.

THE PROVISIONS OF THIS SECTION 16 AND SECTION 6(f) SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, THE INDENTURE OR THE NOTES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISSUERS: AQUILEX HOLDINGS LLC

By:	AQUILEX ACQUISITION SUB III, LLC

	By:	AQUILEX HOLDCO, L.P. its sole member

		By:	AQUILEX HOLDCO GP, LLC, its general partner

			By:	ONTARIO TEACHERS’ PENSION PLAN BOARD its sole member
				By:	/s/ Russell Hammond
Name: Russell Hammond
Title: Director

AQUILEX FINANCE CORP.

By: /s/	Jay W. Ferguson
Name: Jay W. Ferguson
Title: CFO and Treasurer

GUARANTORS:

AQUILEX CORPORATION

By:	/s/ Jay W. Ferguson
Name: Jay W. Ferguson
Title: CFO and Treasurer

[Signature Page to Forbearance Agreement]

AQUILEX HYDROCHEM, INC.
By:	/s/ Jay W. Ferguson
Name: Jay W. Ferguson
Title: CFO and Treasurer

AQUILEX HYDROCHEM INDUSTRIAL CLEANING, INC.

By:	/s/ Jay W. Ferguson
Name: Jay W. Ferguson
Title: CFO and Treasurer

AQUILEX SPECIALTY REPAIR AND OVERHAUL, INC.
By:	/s/ Jay W. Ferguson
Name: Jay W. Ferguson
Title: CFO and Treasurer

AQUILEX WSI, INC.
By:	/s/ Jay W. Ferguson
Name: Jay W. Ferguson
Title: CFO and Treasurer

AQUILEX SMS, INC.
By:	/s/ Jay W. Ferguson
Name: Jay W. Ferguson
Title: CFO and Treasurer

CCP II DEBT AQLX I LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX II LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX III LLC

[Signature Page to Forbearance Agreement]

By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX IV LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX V LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX VI LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX VII LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX VIII LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held:

[Signature Page to Forbearance Agreement]

$[ ]

CCP II DEBT AQLX IX LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX X LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX XI LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX XII LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX XIII LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX XIV LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand

[Signature Page to Forbearance Agreement]

Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT AQLX XV LLC
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CCP II DEBT ACQUISITION, L.P.
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

CENTERBRIDGE CAPITAL PARTNERS SBS II, L.P.
By:	/s/ Jeff Gelfand
Name: Jeff Gelfand
Title: Senior Managing Director

Principal Amount of Notes held: $[ ]

REDWOOD MASTER FUND, LTD.
By:	REDWOOD CAPITAL
MANAGEMENT, LLC,its Investment Manager
By:	/s/ Jonathan Kolatch
Name: Jonathan Kolatch
Title: Managing Member

Principal Amount of Notes held: $[ ]

LOCUST STREET FUNDING LLC By: GSO / BLACKSTONE DEBT FUNDS MANAGEMENT LLC,as Sub-Adviser

[Signature Page to Forbearance Agreement]

By:	/s/ Daniel H. Smith
Name: Daniel H. Smith
Title: Authorized Signatory

Principal Amount of Notes held: $[ ]

[Signature Page to Forbearance Agreement]